EXHIBIT 10.1

                                                                  Execution Copy



                          AGREEMENT AND PLAN OF MERGER



                  THIS AGREEMENT AND PLAN OF MERGER is dated as of May 9, 2006 ("AGREEMENT") by and among GlobalTech Acquisition, LLC, a Delaware limited liability company ("COMPANY"), GlobalTech Leasing, Inc., a California corporation ("MERGER CO"), and International Card Establishment, Inc., a Delaware Corporation ("ICE").



                                   WITNESSETH:

                  WHEREAS, Merger Co owns and operates a credit card terminal equipment leasing business (the "Business"); and

                  WHEREAS, ICE is the sole shareholder of Merger Co.

                  WHEREAS, ICE and the Company desire to transfer the Business and substantially all of the assets of the Merger Co pursuant to a merger (the "Merger") of Merger Co with and into the Company.

                  NOW, THEREFORE, in consideration of the premises and respective covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:



                                   ARTICLE 1
                                   THE MERGER

                  1.1 THE MERGER. Upon the terms and subject to the conditions set forth herein, an in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time, Merger Co shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger Co shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Co in accordance with the DGCL and applicable California law.

                  1.2 ASSUMED LIABILITIES. ICE hereby assumes and agrees to pay, perform and discharge when due, all of the liabilities and obligations of Merger Co at the Effective Time (the "ICE Assumed Liabilities") except for assumption of obligations arising after Closing under the Contracts which are specifically designated by the Company and Merger Co. Without limiting the foregoing, ICE hereby assumes any liabilities relating to or arising out of:


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                      (a) Any wages, salaries and benefits accrued or payable to employees of Merger Co at any time prior to the Closing, including any contributions to or other obligations arising under the Plans (as hereinafter defined);

                      (b) All Taxes assessed, accrued or attributable for periods prior to the Closing Date and related penalties and interest, if any;

                      (c) Any complaint, suit, action, arbitration or regulatory, administrative or governmental proceeding or investigation which relates to any business of Merger Co conducted on or prior to the Closing Date including, without limitation, the items of litigation set forth on SCHEDULE 3.9 attached hereto;

                      (d) Any liability of the Merger Co for borrowed funds, capital leases, and notes payable, provided further that the parties agree that any leases being assigned to and/or assumed by the Company pursuant hereto shall not be deemed to be capital leases;

                      (e) Accounts payable, wages, benefits and severance costs;

                      (f) Any liability of Merger Co incurred outside of the ordinary course of business;

                      (g) Any other liability, debt, obligation or rebate; and

                      (h) Any liability or obligation of ICE

                  1.3 MERGER CONSIDERATION. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Co, the Company or ICE, all of the issued and outstanding shares of ICE common stock shall be cancelled and shall be converted automatically into the right to receive the merger consideration payable as follows:

                      (a) $626,443 payable at Closing in immediately available funds by wire transfer to an account designated by ICE;

                      (b) Execution of an amended and restated promissory note payable to Neos Liquidating, LLC ("NEOS"), (the "AMENDED AND RESTATED NOTE"), in the original principal amount of $1,691,057, and unconditional release of ICE from any obligations thereunder;

                      (c) $45,000 payable six months after the Closing Date in immediately available funds by wire transfer to an account designated by ICE, subject to the provisions of Article 9. Notwithstanding the above, the the Company shall be entitled to offset from such $45,000 any claims of the Company arising from ICE Assumed Liabilities;

                      (d) An amount equal to the difference between (i) $62,500 and (ii) any ICE Assumed Liabilities that the Company and ICE agree shall be paid or assumed by the Company during the first 30 days following the Closing Date (subject to credit for any receivables which are paid in respect of such ICE Assumed Liabilities) (the "Excess Cash Payment"). On or before June 15, 2006, the Company and ICE shall agree on a reconciliation of the amount of the Excess Cash Payment and the Company shall pay ICE the amount of such Excess Cash


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Payment. Nothing contained in this Section 1.3 (d) shall relieve ICE from its obligations with respect to ICE Assumed Liabilities which the Company does not agree to pay within thirty days of the Closing.

                  1.4 ALLOCATION OF MERGER CONSIDERATION. The Merger Consideration shall be allocated among the assets of Merger Co in accordance with an agreed allocation statement (the "ALLOCATION STATEMENT") prepared by the Company

                  1.5 NO ENCUMBRANCES; EXCLUDED ASSETS. The assets of Merger Co at the Effective Time shall be free and clear of all mortgages, security interests, charges, encumbrances, liens, assessments, covenants, claims, title defects, pledges, encroachments and burdens of every kind or nature whatsoever (collectively "LIENS) and any obligations in respect of Liens on the assets shall be ICE Assumed Liabilities for purposes of this Agreement. The Company acknowledges and agrees that the books and records, financial information, minute books and other corporate records of ICE shall be retained by ICE and shall not be transferred to the Company pursuant to this Agreement; provided however, that ICE shall provide the Company with access to such excluded assets to the extent such assets relate to the business and operations of the Company after the Closing.

                  1.6 TRANSFER TAXES. ICE shall pay at Closing any and all applicable transfer, sales, use and bulk sales taxes, ad valorem and property taxes and similar assessments arising from the transactions contemplated hereby or based upon or measured by Merger Co's ownership of its assets.

                                   ARTICLE 2
                      CLOSING DATE; DELIVERIES AT CLOSING.

                  2.1 CLOSING. The closing of the Merger and the other transactions contemplated hereby (the "CLOSING") shall take place at 9:00a.m. EST on May 10, 2006, or as otherwise agreed by the parties (the "CLOSING DATE").

                  2.2 DELIVERIES BY MERGER CO AND ICE AT THE CLOSING. At the Closing, Merger Co and/or ICE shall execute and deliver to or cause to be delivered to the Company the following:

                      (a) Merchant Service Provider Agreement, in substantially the form of EXHIBIT A (the "Merchant Service Provider Agreement");

                      (b) the Exclusive Supply Agreement, in substantially the form of EXHIBIT B (the "Exclusive Supply Agreement");

                      (c) the Four Party Agreement, in substantially the form of EXHIBIT C (the "Four Party Agreement");

                      (d) the Sublease Agreement, in substantially the form of EXHIBIT D (the "Sublease");

                      (e) certificates of the Secretary of Merger Co and the Secretary of ICE setting forth all resolutions of their respective Boards, authorizing the execution and delivery of this Agreement and the performance by Merger Co and ICE of the contemplated transactions hereby; and


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                      (f) any other documents reasonably requested by the
Company and its counsel to effectuate the transaction contemplated hereby.

                  2.3 DELIVERIES BY THE COMPANY AT THE CLOSING.

                  At the Closing, the Company shall execute and deliver to ICE the following:

                      (a) payment of $626,443 (six hundred twenty six thousand, four hundred forty three) to the Merger Co in immediately available funds by wire transfer to an account designated by the Merger Co;

                      (b) payment of $75,000 (seventy five thousand dollars) to ICE in immediately available funds by wire transfer to an account designated by ICE in full satisfaction of Merger Co's obligation to rebate the sum of $100 (one hundred dollars) per lease to an ISO of ICE;

                      (c) the Merchant Program Processing Agreement, in substantially the form of EXHIBIT A;

                      (d) the Exclusive Supply Agreement, in substantially the form of EXHIBIT B;

                      (e) the Four Party Agreement, in substantially the form of EXHIBIT C;

                      (f) the Sublease Agreement, in substantially the form of EXHIBIT D;

                      (g) a certificate of the Secretary of the Company setting forth all resolutions of the Board of Directors of the Company, authorizing the execution and delivery of this Agreement and the performance by the Company of the contemplated transactions hereby;

                      (h) any other documents reasonably requested by Merger Co and its counsel to effectuate the transaction contemplated hereby.


                                   ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF ICE

         As an inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, ICE hereby represents and warrants to the Company as follows as of the date hereof and as of the Closing
Date:

                  3.1 TITLE TO SHARES AND ASSETS. ICE is and shall be on the Closing Date the record and beneficial owner, free and clear of all Liens, of all of the issued and outstanding shares of capital stock of Merger Co. Upon Closing, Merger Co shall have good, marketable and unencumbered title to all of its assets, free and clear of all Liens.


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                  3.2 DUE ORGANIZATION; AUTHORITY CONCERNING THIS AGREEMENT.
Each of Merger Co and ICE is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to carry on the Business as presently conducted, and to own, lease and operate the property now owned, leased and operated by it, except where the failure to have such power and authority would not have a material adverse effect on the Assets or the Business. Each of Merger Co and ICE as the case may be has full power and authority to execute and deliver this Agreement and the other agreements executed in connection herewith by Merger Co and ICE, and to consummate the transactions contemplated hereby and thereby (collectively, "TRANSACTION AGREEMENTS").

                      The execution and delivery of this Transaction Agreements have been duly and validly authorized by each of Merger Co and ICE. This Agreement has been duly and validly executed and delivered by each of Merger Co and ICE, and constitutes the legal, valid and binding agreement of each of Merger Co and ICE, enforceable against each of them in accordance with its terms, subject in each case to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) principles of equity. Each of the Transaction Agreements and the other related documents shall be duly and validly executed and delivered by each of Merger Co and ICE on the Closing Date, and shall constitute the legal, valid and binding agreement of each of Merger Co and ICE, enforceable against each of Merger Co and ICE in accordance with its terms, subject in each case to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) principles of equity.

                  3.3 CONDITION OF REAL AND PERSONAL PROPERTY; LEASES. All real property and material items of tangible personal property owned or leased by Merger Co and used in the Business are listed and described in SCHEDULE 3.3 attached hereto. All buildings and improvements on the real property are in reasonable operating condition and repair, subject only to normal wear and tear, and, except as otherwise set forth in SCHEDULE 3.3, to the ICE's knowledge, all improvements on the real property comply, in all material respects, with all applicable ordinances, regulations, and zoning or other laws and do not encroach on property of others. To ICE's knowledge, there are no restrictive covenants, ordinances, regulations, or zoning or other laws that in any material way restrict or prohibit the use of the lands, buildings or improvements owned or leased by Merger Co with respect to the Business. As of the date hereof, to the knowledge of Merger Co and ICE, there is no pending or threatened change of any such ordinance, regulation, or zoning or other law affecting such property, and there is no pending or threatened condemnation of any such property. All machinery and equipment owned by Merger Co and used in the Business and included in the Assets conform to all material applicable ordinances, regulations, and zoning or other laws, except where such failure to conform would not have a material adverse effect on the assets of Merger Co or the Business. All items of personal property listed on SCHEDULE 3.3 are in reasonable operating condition and repair, subject only to normal wear and tear, and are adequate to conduct the Business as it is now being conducted.

                  3.4 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. The income statements of Merger Co for the three months period ended March 31, 2006, and the unaudited income statements and balance sheets for the twelve-month period ended December 31, 2005, attached as SCHEDULE 3.4 hereto (the "LATEST FINANCIAL STATEMENTS"), have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of Merger Co at the dates indicated and the results of operations for the periods indicated.


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Except as set forth in SCHEDULE 3.4 attached hereto, as of the dates indicated,
Merger Co has no debt, liability or other obligation, whether accrued, absolute, known or unknown, contingent or otherwise, with regard to the Business, not reflected or reserved against in the Latest Financial Statements, except for liabilities incurred in the ordinary course of business since the date of the Latest Financial Statements.

                  3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2005, (i) Merger Co has conducted the Business only in the normal and ordinary course, in substantially the same manner as heretofore conducted and has taken reasonable efforts consistent with normal business practices to preserve and promote such business and to avoid any act that might have a material adverse effect upon the value of such business as a going concern or upon the Assets;
(ii) no event has occurred to prevent Merger Co from operating in a normal and usual manner and in substantially the same manner as heretofore operated; (iii) Merger Co has performed all material obligations required to be performed by it under all Contracts; and (iv) Merger Co has made reasonable efforts to preserve the existing relationships with employees, agents, suppliers, customers and others having business with Merger Co in a manner consistent with normal business practices.

                  3.6 CONTRACTS. All Contracts of the Merger Co that are material to the Business or the Assets are listed in SCHEDULE 3.6 attached hereto. True and complete copies of all written Contracts have been delivered to the Company. All such Contracts are in full force and effect and are legally binding and enforceable by and against Merger Co, and to ICE's knowledge the other parties thereto, subject to the express terms of such contracts and the possibility that enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights and (ii) principles of equity, and Merger Co, nor to the knowledge of ICE, any other party to any of such Contracts is in violation thereof or in default thereunder.

                  3.7 INTELLECTUAL PROPERTY. SCHEDULE 3.7 attached hereto fully and accurately describes all of the Intellectual Property in Merger Co's Business. The Intellectual Property is sufficient to conduct the business and operations of the Merger Co as they are now being conducted. Except as otherwise described in SCHEDULE 3.7, Merger Co owns all the rights (within the respective geographic areas where products and services of Merger Co are currently marketed, sold and distributed) to, and property interests in, the Intellectual Property, free and clear of liens and encumbrances. Merger Co's right, title and interest in and to the Intellectual Property is valid and enforceable. To ICE's knowledge, Merger Co is not infringing upon the intellectual property rights of any third parties.

                  3.8 TAXES. Merger Co has filed, or caused to be filed when due all federal, state and local tax returns required to be filed by it (including, without limitation, income, sales, use, franchise, unemployment, payroll, withholding, ad valorem and property taxes). Merger Co and ICE have paid or made adequate provision for the payment of: (i) all taxes due for the periods covered by such returns, except such accrued and unpaid taxes for which appropriate accruals shall be reflected on the Latest Financial Statements; (ii) all payments of estimated taxes; and (iii) all deficiencies assessed as a result of any examination of such returns. Merger Co has not received notice of and is not otherwise aware of an audit or examination of any tax returns. Merger Co is not


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a party to any action or proceeding by any governmental authority for assessment or collection of taxes, excise taxes, charges, penalties or interest, nor has any claim for such assessment or collection been asserted against Merger Co. Merger Co is not now or nor has it in the past three years been a party to a tax sharing agreement.

                  3.9 LITIGATION; CLAIMS. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Merger Co or ICE, threatened against the Merger Co or its assets.

                  3.10 EMPLOYEE BENEFIT PLANS; ERISA.

                      (A) SCHEDULE 3.10 attached hereto lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each other employee benefit arrangement, contract, agreement or policy, applicable to employees of Merger Co (hereinafter referred to collectively as the "PLANS").

                      (b) To the ICE's knowledge, all Plans have complied in all material respects with all applicable requirements of the Code, ERISA, the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), all other applicable laws and any applicable collective bargaining agreements.

                  3.11 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth in SCHEDULE 3.11 attached hereto, to the knowledge of ICE, there is no requirement applicable to Merger Co to make any filing with, or to obtain any permit, authorization, license, consent or approval of, any governmental or regulatory authority or any other person as a condition to the lawful consummation of the sale of the Assets pursuant to this Agreement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the other instruments contemplated hereby by Merger Co and the performance by Merger Co of its obligations hereunder and thereunder shall not:
(i) conflict with or result in any breach of any provision of the charter or bylaws of Merger Co; (ii) result in a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, commitment, lease or other instrument or obligation to which Merger Co is a party or by which Merger Co or any of its Assets may be bound and which is material to the Business, except for such defaults or rights of termination, cancellation or acceleration (A) arising under Restricted Contracts (as hereinafter defined) or
(B) as to which requisite waivers or consents have been obtained or shall be obtained on or prior to the Closing Date and of which copies thereof have been or shall be furnished to the Company; (iii) violate any order, writ, judgment, injunction or decree applicable to Merger Co or its assets; or (iv) result in the creation of any lien, charge or encumbrance upon the assets of Merger Co.

                  3.12 LICENSES, PERMITS AND AUTHORIZATIONS. SCHEDULE 3.12 attached hereto lists all licenses, permits and authorizations that are currently held by Merger Co and are to the knowledge of ICE required for the conduct of the business or operations as presently conducted. Except as set forth in SCHEDULE 3.12 or otherwise disclosed in this Agreement or the schedules attached hereto: (i) such licenses, permits and authorizations are not subject to any restrictions or conditions that would limit in any material respect the operation of the business or operations of Merger Co as presently conducted; and
(ii) there are no applications by Merger Co or complaints by others pending or,


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to the knowledge of ICE, threatened as of the date hereof before any governmental agency relating to any licenses, permits or authorizations involving Merger Co or its assets. Except as set forth on Schedule 3.12, no governmental or other regulatory consents or approvals are to the knowledge of ICE necessary for such licenses, permits and authorizations to continue in full force and effect on behalf of the Company following consummation of the transactions contemplated by this Agreement.

                  3.13 CORPORATE AND PERSONNEL DATA; LABOR RELATIONS. SCHEDULE
3.13 attached hereto lists the names and titles of all officers and directors (or similar officials) and employees of the Merger Co. SCHEDULE 3.13 lists all employment contracts or letters, noncompetition agreement and other agreements between Merger Co and officers or employees of the Merger Co. True and correct copies of information containing the names and current annual salary rates of all persons employed by Merger Co as of the date hereof have been furnished to the Company. Except as set forth in SCHEDULE 3.13: (i) Merger Co is in compliance in all material respects with all applicable laws and regulations relating to the employment of labor and employment practices, including those related to terms and conditions of employment, wages, hours, collective bargaining, discrimination, and the payment of FICA or similar taxes; (ii) to ICE's knowledge, Merger Co has not and is not now engaged in any unfair labor practice; (iii) there are no unfair labor practice claims or charges pending involving Merger Co; (iv) Merger Co is not a party to any collective bargaining agreement or bound by any other agreement with a labor union, and there are no proceedings pending for certification or representation before the National Labor Relations Board nor, to the knowledge of ICE, has there been any attempt within the past three (3) years to organize the employees of Merger Co into a collective bargaining unit; (v) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of ICE, threatened against or involving Merger Co; (vi) no labor grievance that might have an adverse effect on Merger Co is pending and, to the knowledge of ICE, no claim therefore has been threatened; and (vii) Merger Co has not in the past three (3) years experienced any work stoppage or other labor difficulty or to ICE's knowledge committed any unfair labor practice.

                  3.14 COMPLIANCE WITH LAWS. Except as set forth in the schedules attached hereto and to the knowledge of ICE, Merger Co has conducted the Business, and its assets have been held and used, in compliance with all applicable laws and regulations and all orders of any governmental authority having jurisdiction over it, including, without limitation, all applicable federal, state and local laws dealing with occupational safety and health, except for such non-compliance, which individually or in the aggregate, has not resulted in a material adverse effect upon the Assets or the Business. Except as set forth in the schedules attached hereto, Merger Co has not received any complaint or notice from any governmental authority alleging that it has violated any law, ordinance, regulation or order, and, to the knowledge of the ICE, no such complaint or notice is threatened.


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                  3.15 SUBSIDIARIES; AFFILIATES. Merger Co does not own more than one percent (1%) of the equity in any other entity. There are no amounts payable or receivable between Merger Co and any of its officers, directors or ICE other than amounts owed for compensation, expenses, advances and fringe benefits or as set forth on SCHEDULE 3.15. As of the Effective Time, any intercompany receivables or payables between ICE and Merger Co will be extinguished, subject to ICE's obligations with respect to ICE Assumed Liabilities.

                  3.16 INSURANCE. Attached as SCHEDULE 3.16 is a complete list of all insurance policies maintained by Merger Co, together with a statement of the name of the insurer, type of insurance and coverage limits. Merger Co carries property damage, automobile, and general liability insurance with respect to its properties and business. To ICE's knowledge, all policies of insurance are in full force and effect and shall be in full force and effect as of the Closing Date. To ICE's knowledge, Merger Co has given due and timely notice of any claim and of any occurrence known to Merger Co or ICE which may reasonably be expected to give rise to a claim which may be covered by such insurance and has otherwise complied in all respects with the provisions of such policies. To the ICE's knowledge, Merger Co is not and shall not be as of the Closing in default under any such policy of insurance. Merger Co has not been denied any application for insurance within the past five (5) years.


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                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the ICE as follows:

                  4.1 ORGANIZATION. The Company is a limited liability company duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its properties, and to carry on its business as now being conducted, except where the failure to have such power and authority would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of the Company.

                  4.2 AUTHORITY CONCERNING THIS AGREEMENT. The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all such other agreements and documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company. This Agreement was duly and validly executed and delivered by the Company and shall constitute the legal, valid and binding agreement of the Company and be enforceable in accordance with its terms, subject to the possibility that enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights, and (ii) principles of equity. Each of the Transaction Agreements and other documents shall be duly and validly executed and delivered by the Company on the Closing Date and shall constitute the legal, valid and binding agreement of the Company and be enforceable in accordance with its terms, subject to the possibility that enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights, and (ii) principles of equity.

                  4.3 AVAILABILITY OF FUNDS. The Company has available and shall have available on the Closing Date sufficient funds to enable the Company to consummate the transactions contemplated by this Agreement. At the Merger Co's request, the Company shall provide the Merger Co with evidence satisfactory to the Merger Co of the availability of such funds.

                                   ARTICLE 5
                              FURTHER REQUIREMENTS.

                  5.1 NONCOMPETITION; CONFIDENTIALITY; NONSOLICITATION.

                      (a) ICE agrees that it shall not, for a period of three years from the Closing Date (the "RESTRICTION PERIOD"), anywhere in the United States, directly or indirectly, engage in or become associated as a consultant, partner, owner, agent, shareholder in excess of 5% of the outstanding and issued stock, member of, or otherwise have a business relationship, with any Person or organization (other than the Company) engaged in, or about to become engaged in the business of credit card terminal equipment leasing similar to the Business presently conducted by Merger Co, except as a representative of the Company as contemplated by the Exclusive Supply Agreement.


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                      (b) During the Restriction Period, ICE shall not, directly or indirectly, disclose to anyone, or use in competition with the Business, any Confidential Information. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean all information of any kind concerning (i) the Business or the assets of Merger Co, or (ii) the Company, to the extent disclosed to Merger Co in the course of the negotiation of and consummation of the transactions contemplated herein; provided, that Confidential Information shall not be deemed to include any information which (A) is or becomes generally available to the public other than as a result of any action taken by Merger Co, or (B) with respect to information concerning the Company was available to Merger Co on a nonconfidential basis prior to its disclosure to Merger Co by the Company or becomes available to Merger Co on a nonconfidential basis from a source other than the Company and such source is not bound by a confidentiality agreement with, or a fiduciary obligation to, the Company.

                      (c) During the Restriction Period, neither ICE shall not, directly or indirectly, solicit, encourage, facilitate or induce (other than, in the case of ICE, in the performance of duties as a consultant to the Company) any customer, supplier, agent, sales representative, employee, consultant, or licensee of Merger Co or the Company to breach any agreement or contract with, or discontinue his, her, or its business relationships with Merger Co or the Company. ICE further covenants and agrees that during the Restriction Period, neither ICE nor any of its affiliates shall solicit, hire or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of Merger Co's business, except with the prior written consent of the Company.

                      (d) For the purpose of this Article 5,"ICE" shall include any of its subsidiaries, parent companies, and any other affiliates.

                  5.2 BLUE PENCIL. The provisions contained in the above Section
5.1 as to the time periods, geographic area, and scope of activities restricted shall be deemed severable, so that if any provision contained in this Section 5 is determined to be invalid or unenforceable, that provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

                  5.3 ACCESS TO RECORDS. the Company, Merger Co and ICE agree to furnish or to cause to be furnished to each other upon request as promptly as practicable, such information and assistance relating to the Assets and the Business as is reasonably necessary for the filing of any tax return, declaration or report, the making of any election related to Taxes, the preparation for any audit by any taxing authority, or the prosecution or defense of any claim, suit, or proceeding; PROVIDED, HOWEVER, that such information and assistance shall be provided in a manner that shall not unreasonably disrupt the business of the party providing information or assistance. Merger Co and the Company shall cooperate fully as to and to the extent reasonably requested by the other party, in the conduct of any audit, litigation or other proceeding to the extent relevant to the Assets or the Business.


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                  5.4 LITIGATION COOPERATION. In the event that Merger Co, ICE or the Company shall participate in any suit, action, proceeding or investigation concerning the Business conducted on or prior to the Closing Date (excluding any such suit, action, proceeding or investigation between Merger Co and the Company), the parties shall, upon the request of the party involved in such litigation, cooperate fully with such party at such party's expense in connection therewith, except to the extent that such litigation arises from or constitutes a breach by any such party of any representation, warranty, covenant or agreement contained in this Agreement and the other agreements provided for herein.

                                   ARTICLE 6
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties made under and in connection with this Agreement shall survive the Closing and consummation of all the transactions contemplated hereby and shall automatically expire and terminate two years after the Closing Date to the extent that claim for breach thereof has not theretofore been made in writing by a party to the other party, except that the representations and warranties contained in Section 3.1, Section 3.2, and Sections 4.1 and 4.2 shall survive without time limit.

                                    ARTICLE 7
              CONDITIONS TO THE OBLIGATIONS OF BUYER TO EFFECT THE
                       TRANSACTIONS CONTEMPLATED HEREBY.

                  The obligations of the Company to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

                  7.1 None of the parties hereto shall be subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement, nor shall there be pending a suit or proceeding by any governmental authority that seeks injunctive or other relief in connection with such transactions. All consents, approvals and waivers from third parties and governmental agencies and authorities required to be obtained to consummate the transactions contemplated by this Agreement to be consummated at or prior to the Closing Date and which, either individually or in the aggregate, if not obtained, would materially adversely affect the Business, or the Assets, shall have been obtained.

                  7.2 The representations and warranties of ICE set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made as of such date. Merger Co shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

                  7.3 All documents required to have been delivered by ICE to the Company, and all actions required to have been taken by the Merger Co, shall have been delivered or taken.

                  7.4 the Company shall have received from the Merger Co and ICE copies, certified by each of their respective Secretaries, of resolutions of the respective Boards authorizing the sale of the Assets, and execution, delivery and performance by the Merger Co and ICE of this Agreement, the sale of the Assets, and all instruments and documents to be delivered in connection herewith and therewith, and the transactions contemplated hereby and thereby.

                  7.5 On or prior to the Closing Date, ICE shall have entered into theMerchant Service Provider Agreement.

                  7.6 On or prior to the Closing Date, ICE shall have entered into an Exclusive Supply Agreement with the Company. According to the provisions of such agreement, ICE will agree that any POS equipment offered by them to ISOs and merchants for lease, will be leased from the Company and the Company will agree to provide the same leasing terms to ICE as are currently in effect between ICE and Merger Co. The leasing agreement will also include a most favored nation pricing provision based on the volumes and other terms committed by other ISOs of the Company after Closing (excluding Worldwide). ICE will pay any rebates offered to its ISOs (whether relating to leasing agreements or otherwise).

                  7.7 On or prior to the Closing Date, the Company shall have entered into a license agreement for the use of the software known as "LeaseManager" on terms reasonably satisfactory to the Company ("LICENSE AGREEMENT");

                  7.8 On or prior to the Closing Date, Chuck Salyer will have entered into an employment agreement on terms mutually agreed by the Company and Mr. Salyer ("EMPLOYMENT AGREEMENT");

                  7.9 On or prior to the Closing Date, ICE shall have terminated its Merchant Program Processing Agreement with First Data Merchant Services Corporation and Banccorp South (as successor to Fleet National Bank) (the "OLD PROCESSING AGREEMENT"). Simultaneously with such termination, the Company, ICE, First Data Merchant Services Corporation and Banccorp South shall have entered into Four Party Agreement.

                  7.10 On or prior to the Closing Date, ICE and the Company will have entered into the Sublease.

                  7.11 On or prior to the Closing Date, Merger Co shall have made reasonable efforts to obtain such consents or approvals, if any, with respect to Restricted Contracts. If any such consent or approval is not obtained prior to the Closing and the Company does not waive such consent or approval, such Restricted Contract shall (at the Company's option) be excluded from the Assets and shall not be assigned to the Company at the Closing; provided, however, that the Merger Co shall, upon the Company's request, make further reasonable efforts subsequent to the Closing to obtain such consent or approval with respect to any such Restricted Contract which is material to the business or operations of the Merger Co.

                  7.12 On or prior to the Closing Date, the Company and Neos shall have executed the Amended and Restated Note payable to Neos and ICE shall have no further obligation thereunder;

                  7.13 No material third-party litigation or other proceedings will be threatened or pending as of the Closing relating to Merger Co, the Business and the Assets, the Agreement and any related transaction; and

                  7.14 the Company will have been satisfied with the results of its due diligence investigation of Merger Co, the Assets and the Business;

                                   ARTICLE 8
            CONDITIONS TO THE OBLIGATIONS OF SELLER AND ICE TO EFFECT
                     THE TRANSACTIONS CONTEMPLATED HEREBY.

                  The obligations of the Merger Co and ICE to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Merger Co and ICE:

                  8.1 None of the parties hereto shall be subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement, nor shall there be pending a suit or proceeding by any governmental authority that seeks injunctive or other relief in connection with such transactions. All consents, approvals and waivers from third parties and governmental agencies and authorities required to be obtained to consummate the transactions contemplated by this Agreement to be consummated at or prior to the Closing Date and which, either individually or in the aggregate, if not obtained, would materially adversely affect the Business, or the Assets, shall have been obtained.

                  8.2 The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made as of such date. the Company shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

                  8.3 All documents required to have been delivered by the Company to Merger Co, and all actions required to have been taken by the Company, shall have been delivered or taken.

                  8.4 On or prior to the Closing Date, the Merger Co shall have made reasonable efforts to obtain such consents or approvals, if any, with respect to those material Contracts set forth on SCHEDULE 8.4 hereto that the Company has agreed to assume and that require the consent or approval of any person other than the Merger Co or the Company in order to assign such material Contract to the Company (any such material Contract requiring the consent of third parties being hereinafter referred to as a "RESTRICTED CONTRACT"). If any such consent or approval is not obtained prior to the Closing and the Company does not waive such consent or approval, such Restricted Contract shall (at the Company's option) be excluded from the Assets and shall not be assigned to the Company at the Closing; PROVIDED, HOWEVER, that Merger Co shall, upon the Company's request, make further reasonable efforts subsequent to the Closing to obtain such consent or approval with respect to any such Restricted Contract which is material to the business or operations of the Merger Co.

                  8.5 On or prior to the Closing Date, ICE and the Company shall have entered into the Merchant Program Processing Agreement.

                  8.6 On or prior to the Closing Date, ICE and the Company shall have entered into the Exclusive Supply Agreement;

                  8.7 On or prior to the Closing Date, ICE and the Company will have entered into the Sublease Agreement;

                  8.8 On or prior to the Closing Date, ICE, will terminate its existing contract with First Data Merchant Services Corporation and Fleet National Bank, and simultaneously with such termination, the the Company, ICE First Data Merchant Services Corporation and BancCorp South shall have entered into the Four Party Agreement.

                  8.9 On or prior to the Closing Date, the Company and Neos shall have executed the Amended and Restated Note payable to Neos, and ICE shall have no further obligation thereunder; and

                  8.10 At the Closing, the Company has paid a one-time fee in the amount of $75,000 (seventy five thousand dollars) to ICE in full satisfaction of Merger Co's obligation to rebate the sum of $100 (one hundred dollars) per lease to an ISO of ICE.

                                   ARTICLE 9
                                INDEMNIFICATION.

                  9.1 ICE shall indemnify, defend and hold the Company harmless from and against any and all claims, losses, liabilities, costs, expenses, investigations, obligations and damages ("DAMAGES"), sustained, incurred or paid by the Company that: (i) would not have been sustained, incurred or paid if all the representations, warranties, agreements and covenants of the Merger Co hereunder had been true, correct and duly performed, in all material respects;
(ii) relate to or arise out of liabilities, transactions or occurrences affecting Merger Co or its assets which accrue or take place on or prior to the Closing Date; (iii) constitute ICE Assumed Liabilities; or (iv) relate to or arise out of failure to comply with any "bulk sales" or similar laws applicable to the transactions contemplated by this Agreement.

                  9.2 the Company shall indemnify, defend and hold the ICE harmless from and against any and all Damages sustained, incurred or paid by Merger Co that (i) would not have been sustained, incurred or paid if all the representations, warranties, agreements and covenants of the Company hereunder had been true, correct and duly performed, in all material respects, or (ii) relate to or arise out of liabilities, transactions or occurrences affecting Merger Co or its assets which accrue or take place after the Closing Date.

                  9.3 In the event any claim is asserted or any action, suit or proceeding is commenced against the Company or ICE (each an "INDEMNITEE") that may result in any liability or indemnity being imposed on the Company or ICE (each an "INDEMNITOR"), Indemnitee shall exercise due diligence and reasonable business judgment in defending or settling the same and shall give notice thereof in writing to Indemnitor promptly following the assertion of the claim or commencement of the action, suit or proceeding. Upon the receipt of such notice, Indemnitor shall have the opportunity to participate in the defense against such claim, action, suit or proceeding, to participate in any negotiations with respect thereto and to take all such steps as may be necessary or proper therein. Such participation shall not be deemed to be an admission of

Indemnitor's liability to Indemnitee hereunder with respect to such matter. Indemnitee shall have control of any defense or settlement, except that Indemnitor shall have the right to assume and prosecute the defense, with counsel reasonably satisfactory to Indemnitee, in the event Indemnitor does not agree to a settlement proposed by Indemnitee and admits its potential liability to Indemnitee hereunder with respect to such matter. The Indemnitee shall not consent to the entry of any judgment or enter into any settlement with respect to any claim without the prior written consent of the Indemnitor (not to be withheld unreasonably).

                  9.4 In the event that any of the Damages for which an Indemnitor is responsible or allegedly responsible are recoverable or potentially recoverable against any third party, then the Indemnitee shall assign any and all rights that it may have to recover such Damages to the Indemnitor, or, if such rights are not assignable under applicable law or otherwise, the Indemnitee shall attempt in good faith to collect any and all damages and losses on account hereof from such third party for the benefit of, and at the expense and direction of, the Indemnitor.

                  9.5 The Company will be entitled to deduct any portion of any actual Damages it may incur, and for which the Company is reasonably entitled to indemnification pursuant to this Article 9, from any amounts the Company is obligated to pay Merger Co or ICE at any time from and after the date of this Agreement. In addition, ICE acknowledges and agrees that FTS shall have the right to offset and recoup any actual Damages payable against amounts payable to ICE under the Merchant Service Provider Agreement.

                                   ARTICLE 10
                                  TERMINATION.

                  This Agreement may be terminated only as follows and in each case only by written notice:

                      (a) Prior to the Closing, at any time by mutual written consent of the Merger Co and the Company;

                      (b) Prior to the Closing, by Merger Co if the Company shall be in material breach of any covenant, undertaking, representation or warranty contained herein and such breach continues fifteen (15) business days after written notice of the same breaching party;

                      (c) Prior to the Closing, by the Company if Merger Co shall be in material breach of any covenant, undertaking, representation or warranty contained herein and such breach continues fifteen (15) business days after written notice of the same breaching party; or

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS.

                  11.1 COMMISSIONS. Each party to this Agreement represents and warrants to the other party that it has not incurred and shall not incur any liability for brokerage fees or agents' commissions in connection with this Agreement and the transactions contemplated hereby. Merger Co and the Company shall each pay all brokerage fees, commissions or finder's fees, if any, incurred by such party, and shall indemnify and hold the other harmless from and against any and all claims or liabilities for brokerage fees, commissions and finder's fees incurred by reason of any action taken by such party.

                  11.2 EXPENSES. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided however, that any expenses of Merger Co in connection with this transaction shall be paid by ICE and shall be ICE Assumed Liabilities for purposes of this Agreement.

                  11.3 FURTHER ASSURANCES. The parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required or reasonably requested by any party to establish, maintain or protect its rights and remedies or to affect the purposes of this Agreement.

                  11.4 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented at any time after the Closing Date but only by the written agreement of all the parties hereto.

                  11.5 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Article 11.6.

                  11.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



                      (a) If to Merger Co:

                          GlobalTech Leasing, Inc.
                          555 Airport Way, Suite A
                          Camarillo, CA  93010
                          Attention :  Charles W. Salyer

                      (b) If to ICE :

                          International Card Establishment, Inc.
                          555 Airport Way, Suite A
                          Camarillo, CA 93010
                          Attention :  William Lopshire

                      (c) If to the Company:

                          GlobalTech Acquisition, LLC
                          1105 Boyce Road
                          Pittsburgh, Pennsylvania 15241
                          Attention: Steven E. Dawe

                  11.7 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for an assignment by the Company to an affiliate of the Company, in which case the Company and its affiliate shall remain jointly and severally liable for the obligations of the Company hereunder, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any party hereto without the prior written consent of the other party. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  11.8 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its conflict of laws rules.

                  11.9 ARBITRATION. If any controversy or claim arising out of this Agreement or the transactions contemplated hereby cannot be settled by the Parties, the controversy or claim shall be settled by binding arbitration in New York, New York, in accordance with the rules of commercial arbitration of the American Arbitration Association then in effect, and judgment on the award may be entered in any court having jurisdiction. The Parties to such controversy or claim shall share equally the costs and expenses of such arbitration proceedings, but shall bear their own costs and expenses associated with such arbitration, including legal and other professional fees and disbursements. If the arbitrators determine that any Party pursued such controversy or claim unreasonably or in bad faith, the arbitrators may, in the exercise of their reasonable discretion, order such Party to pay all of the costs and expenses of the arbitration proceedings to the prevailing Party or other Party together with any such prevailing person's other reasonable costs and expenses associated with such arbitration proceedings, including reasonable legal and other professional fees and disbursements.

                  11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, none of which need contain the signatures of all parties, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                  11.11 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  11.12 INTERPRETATION. The descriptive headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or meaning hereof. The word "Agreement" refers to the body of this Agreement, and all Exhibits and Schedules attached hereto or referred to herein. "Herein," "hereof" and the like refer to this Agreement as a whole. As used in this Agreement, the singular shall include the plural, the plural shall include the singular and each gender shall include all genders.

                  11.13 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules attached hereto (and any other documents contemplated hereby), embodies the entire agreement and understanding of the parties with respect to the transactions contemplated by this Agreement. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated by reference herein. This Agreement supersedes all prior discussions, negotiations, agreements and understandings between the parties with respect to the transactions contemplated hereby that are not reflected or set forth in this Agreement or the Exhibits and Schedules attached hereto. The schedules attached hereto are incorporated herein by reference. Any information set forth on any Exhibit or Schedule shall be deemed to have been disclosed for all purposes hereunder.


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                     GLOBALTECH ACQUISITION, LLC


                                     By: /s/ STEVEN E. DAWE
                                         __________________________________
                                             Steven E. Dawe
                                     Title:  COO



                                     GLOBALTECH LEASING, INC.


                                     By: /s/ CHARLES W. SALYER
                                        ___________________________________
                                             Charles W. Salyer
                                     Title:  President



                                     INTERNATIONAL CARD ESTABLISHMENT, INC.


                                     By: /s/ WILLIAM LOPSHIRE
                                        ___________________________________
                                             William Lopshire
                                     Title:  CEO

                                 EXHIBITS


Exhibit A                        Form of Merchant Program Processing Agreement
Exhibit B                        Form of Exclusive Supply Agreement
Exhibit C                        Form of Four Party Agreement
Exhibit D                        Form of Sublease Agreement

                                 SCHEDULES

Schedule 3.3                     Condition of Real and Personal Property; Leases
Schedule 3.4                     Financial Statements; Undisclosed Liabilities
Schedule 3.6                     Material Contracts
Schedule 3.7                     Intellectual Property
Schedule 3.10                    Employee Benefit Plans; ERISA
Schedule 3.11                    Consents and Approvals; No Violation
Schedule 3.12                    Licenses, Permits and Authorizations
Schedule 3.13                    Corporate and Personnel Data; Labor Relations
Schedule 3.15                    Subsidiaries; Affiliates
Schedule 3.16                    Insurance
Schedule 8.4                     Restricted Contracts


                                       21